Exhibit 10.6

RESTRICTED SHARES AWARD AGREEMENT

THIS RESTRICTED SHARES AWARD AGREEMENT (this “Agreement”) dated as of December 31, 2002 (“Grant Date”), is between Huron Consulting Group Inc., a Delaware corporation (the “Company”), and Gary E. Holdren (the “Participant”), relating to restricted stock granted under the Huron Consulting Group Inc. 2002 Equity Incentive Plan (the “Plan”). Capitalized terms used in this Agreement without definition shall have the meaning ascribed to such terms in the Plan.

1. Grant of Restricted Shares, Price and Vesting.

(a) The Company grants to the Participant 300,000 Restricted Shares, subject to the provisions of the Plan and the terms and conditions herein. As a condition of the effectiveness of this grant, the Participant shall pay to the Company within twenty-five (25) business days of the date hereof, par value in cash for each Restricted Share subject to this grant. The par value of each Restricted Share is $0.01, and each Restricted Share is Class B Nonvoting Common Stock.

(b) The Restricted Shares shall vest, and be subject to forfeiture and repurchase at the option of the Company, as set forth in this Agreement. All Restricted Shares shall be unvested (“Unvested Shares”) unless and until they become Vested Shares in accordance with this Section 1. If the Participant is employed by the Company or any Subsidiary as of the applicable anniversary date set forth below, the Restricted Shares shall become “Vested Shares” according to the percentage set forth opposite such date:

Date	Cumulative Percentage Vested
1 year following the Grant Date	25%
2 years following the Grant Date	50%
3 years following the Grant Date	75%
4 years following the Grant Date	100%

In the event that the Participant ceases to be employed by the Company or any Subsidiary, any Unvested Shares shall be forfeited as of the date the Participant ceases to be employed and the Participant shall deliver to the Company the stock certificate evidencing such Unvested Shares.

(c) Restricted Shares that have become Vested Shares shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (that may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award).

(d) In further consideration of the Restricted Shares granted hereunder, the Participant reaffirms his obligations under the restrictive covenants set forth in Section 8 of the Senior Management Agreement entered into between Huron Consulting Group LLC and the Participant prior to the date hereof (the “Senior Management Agreement”). With respect to the Participant, each reference to “Restrictive Covenants” in the Plan shall be deemed to be a reference to the restrictive covenants set forth in Section 8 of the Senior Management Agreement and Section 9 of this Agreement, and not to the restrictive covenants set forth in

Section 8 of the Plan.

2. Accelerated Vesting. Notwithstanding anything to the contrary contained herein or in the Plan, vesting of the Restricted Shares granted herein shall accelerate as follows:

(a) Immediately prior to a Qualified Change of Control, with respect to any Restricted Shares that are not then Vested Shares, the vesting of the Participant’s Unvested Shares shall accelerate, if necessary, so that no less than fifty percent (50%) of the Participant’s Restricted Shares granted pursuant to this Agreement shall be Vested Shares (provided, for the avoidance of doubt, any portion of an Award that may have already vested as of the date such Qualified Change of Control is determined to have occurred shall be included in determining the amount of the Participant’s Vested Shares).

(b) Immediately prior to a Qualified Public Offering, with respect to any Restricted Shares that are not then Vested Shares, the vesting of the Participant’s Unvested Shares shall fully accelerate, if necessary, so that all of the Participant’s Restricted Shares granted pursuant to this Agreement shall be Vested Shares.

3. Repurchase Rights. Upon termination of the Participant’s employment, all Restricted Shares then owned by Participant shall be subject to repurchase by the Company in accordance with the provisions of Section 9 of the Plan.

4. Payment of Withholding Taxes. If the Company, or any other Subsidiary is obligated to withhold an amount on account of any tax imposed as a result of the grant of the Restricted Shares, the Participant shall be required to pay such amount to the Company prior to the delivery of such Restricted Shares. The Participant acknowledges and agrees that he is responsible for the tax consequences associated with the grant of the Restricted Shares. Notwithstanding the foregoing, within thirty (30) days after the Grant Date, the Participant shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, with respect to the Restricted Shares, which election shall be in substantially the form attached hereto as Exhibit A. A failure by the Participant to make such an effective election shall result in a forfeiture by the Participant of such Restricted Shares, which shall be treated as Unvested Shares subject to repurchase by the Company at a price of $0.01 per Restricted Share and in the manner described in Section 9 of the Plan. The Company shall have ninety (90) days from the date that it has actual knowledge of such failure to make an effective election to deliver the Repurchase Notice.

5. Changes in Company’s Capital Structure. The existence of the Restricted Shares will not affect in any way the right or authority of the Company or the holders of its voting securities to make or authorize (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (b) any merger or consolidation of the Company’s capital structure or its business; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, preferred or prior preference equity interests ahead of or affecting the Shares or the rights thereof; (e) the dissolution or liquidation of the Company; (f) any sale or transfer of all or any part of the Company’s assets or business; or (g) any other corporate act or proceeding, whether of a similar character or otherwise. In the event of a Qualified Change of Control or other restructuring provided for in the Plan, the Participant shall have such rights, and the Administrator shall take such actions, as are provided for in the Plan.

6. Plan. The Restricted Shares are granted pursuant to the Plan, and the Restricted Shares and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.

7. Transfer Restrictions. Participant acknowledges and agrees that in consideration of the grant of this Award the Participant will abide by the transfer restrictions contained in Sections 10 and 11 of the Plan as well as the Approved Sale provisions contained in Section 12 of the Plan. Accordingly Participant agrees that in the event of any actual or threatened breach by him of any of these provisions, the Company shall be entitled to immediate equitable relief, without the necessity of showing actual monetary damages or the posting of bond. Nothing continued herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

8. Employment Rights. No provision of this Restricted Shares Agreement or of the Restricted Shares granted hereunder shall give the Participant any right to continue in the employ of the Company or any Subsidiary, create any inference as to the length of employment of the Participant, affect the right of the Company or any Subsidiary to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Subsidiary.

9. Inventions and Patents. In consideration of the grant of these Restricted Shares, the Participant agrees that all inventions, innovations or improvements in the Company’s or any Subsidiary’s method of conducting its business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during his employment with the Company or any Subsidiary belong to the Company and its Subsidiaries. The Participant will promptly disclose such inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership.

10. Governing Law. This Restricted Shares Award Agreement and the Restricted Shares granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

11. Arbitration. Except as otherwise provided in Section 10.1 of the Senior Management Agreement and Section 7 hereof, any controversy or claim arising out of or related to (A) the Plan, (B) this Agreement, (C) the breach of the Plan or this Agreement, (D) a Participant’s employment with the Company or any of its Subsidiaries or the termination of such employment or (E) Employment Discrimination, shall be settled by arbitration in Chicago, Illinois before a single arbitrator administered by the American Arbitration Association (“AAA”) under its National Rules for the Resolution of Employment Disputes, effective as of November 1, 2002 (the “Employment Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, Rule 36 of the AAA’s Commercial Arbitration Rules effective as of January 1, 2003 (instead of Rule 27 of the Employment Rules) shall apply to interim measures. References herein to any arbitration rule(s) shall be construed as referring to such rule(s) as amended or renumbered from time to time and to any successor rules. References to the AAA include any successor organization. The arbitrator shall have the power to modify the Employment Rules as may be required to conform with applicable law. “Employment Discrimination” means any discrimination against or harassment of a Participant in connection with the Participant’s employment with the Company or any of its Subsidiaries or the termination of such employment, including any discrimination or harassment prohibited under federal, state or local statute or other applicable law, including but not limited to the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Americans with Disability Act, the Family and Medical Leave Act, the Fair Labor Standards Act, or any similar federal, state or local statute.

12. Waiver; Cumulative Rights; Third Party Beneficiary. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time. The parties hereto acknowledge and agree that Huron Consulting Group LLC shall be a third party beneficiary of this Agreement and shall be entitled to enforce this Agreement against the Participant as if it were a party hereto, including, without limitation, those provisions set forth in Sections 1(d) and 9 hereof.

13. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Company, at the address provided below, and the Participant at his address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

To the Company:	Huron Consulting Group Inc. c/o Lake Capital Management LLC 676 North Michigan Avenue Suite 3900 Chicago, Illinois 60611 Attn: Joseph P. Karczewski

14. Complete Agreement. This Agreement, those documents expressly referred to herein and the Plan embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. The Participant acknowledges that the Restricted Shares granted pursuant to this Agreement shall not be entitled to any rights, privileges or benefits under that certain Restricted Shares Award Agreement among the Company, Huron Consulting Group, LLC, HCG Holdings LLC and Participant.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

HURON CONSULTING GROUP INC.

/s/ Kathleen M. Johnston
By:	Kathleen M. Johnston
Its:	Vice President

PARTICIPANT:

/s/ Gary E. Holdren
Gary E. Holdren

EXHIBIT A

ELECTION TO INCLUDE STOCK IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned purchased 300,000 shares of Class B nonvoting common stock (the “Shares”) of Huron Consulting Group Inc. (the “Company”) on December 31, 2002. Under certain circumstances, the Company and/or its subsidiary has the right to repurchase certain of the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries. Hence, the Shares are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code Section 83(b) at the time he purchased the Shares.

Therefore, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 2003 the excess (if any) of the Shares’ fair market value on December 31, 2002 over the purchase price thereof.

The following information of the undersigned is supplied in accordance with Treasury Regulation Section 1.83-2(e):

1. Name: Gary E. Holdren

    Address:

    Social Security Number:

2. A description of the property with respect to which the election is being made: 300,000 shares of Class B nonvoting common stock of the Company.

3. The date on which the property was transferred:                                                                  .

4. The taxable year for which such election is made: calendar 2002.

5. The restrictions to which the property is subject: If the undersigned ceases to be employed by the Company or any of its subsidiaries, the unvested portion of the Shares are forfeited and the vested portion of the Shares will be subject to repurchase by the Company at fair market value. One-quarter of the Shares vest on each of the first four anniversaries of the Grant Date; however, vesting shall accelerate upon the occurrence of specified events.

6. The fair market value on December 31, 2002 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $.01 per Share.

7. The amount paid for such property: $.01 per Share.

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations Section 1.83-2(e)(7).

Dated: ,